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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-46707) of Health Management Associates, Inc. and in the related Prospectus of our report dated October 22, 1999,(except for Note 3 as to which the date is November 30, 1999) with respect to the consolidated financial statements and schedule of Health management Associates, Inc. included in the annual Report (Form 10-K) for the year ended September 30, 1999.


                                             ERNST & YOUNG LLP

Atlanta, Georgia
December 20, 1999